Exhibit 99.1

TRAMMELL CROW COMPANY

Condensed Consolidated Financial Statements (Unaudited)
As of September 30, 2006 and for the nine
months ended September 30, 2006 and 2005

INDEX

Page
FINANCIAL STATEMENTS
Condensed Consolidated Balance Sheet at September 30, 2006	2
Condensed Consolidated Statements of Operations for the Nine Months Ended September 30, 2006 and 2005	3
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2006 and 2005	4
Notes to Condensed Consolidated Financial Statements	5

TRAMMELL CROW COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except share and per share data)

September 30 2006
(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$70,523
Restricted cash	3,024
Accounts receivable, net of allowance for doubtful accounts of $2,983	143,477
Receivables from affiliates	2,915
Notes and other receivables	27,871
Deferred income taxes	3,855
Real estate under development	98,684
Real estate and other assets held for sale	144,171
Marketable securities	1,356
Other current assets	29,903
Total current assets	525,779
Furniture and equipment, net	20,386
Deferred income taxes	12,175
Real estate under development	162,640
Real estate held for investment	116,208
Investments in unconsolidated subsidiaries	207,230
Goodwill	75,246
Receivables from affiliates	7,227
Marketable securities	18,719
Other assets	30,774
$1,176,384
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$36,840
Accrued expenses	147,141
Income taxes payable	6,551
Current portion of long-term debt	21
Current portion of notes payable on real estate	134,418
Liabilities related to real estate and other assets held for sale	120,455
Other current liabilities	8,542
Total current liabilities	453,968
Long-term debt, less current portion	140,126
Notes payable on real estate, less current portion	115,857
Other liabilities	18,671
Total liabilities	728,622
Minority interest	37,144
Stockholders’ equity
Preferred stock; $0.01 par value; 30,000,000 shares authorized; none issued or outstanding	—
Common stock; $0.01 par value; 100,000,000 shares authorized; 37,903,058 shares issued; 36,337,204 shares outstanding	379
Paid-in capital	182,761
Retained earnings	265,666
Accumulated other comprehensive income	4,927
Less: Treasury stock	(43,115)
Unearned stock compensation, net	—
Total stockholders’ equity	410,618
$1,176,384

See accompanying notes.

TRAMMELL CROW COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(Unaudited)

	For the Nine Months Ended September 30,
	2006	2005
REVENUES:
User Services:
Facilities management	$198,305	$173,604
Corporate advisory services	155,241	114,287
Project management services	101,595	85,503
	455,141	373,394
Investor Services:
Property management	100,521	102,801
Brokerage	105,785	96,752
Construction management	9,144	8,381
	215,450	207,934
Development and construction	31,551	24,168
TOTAL REVENUES	702,142	605,496
COSTS AND EXPENSES
Salaries, wages and benefits	451,382	399,089
Commissions	119,907	98,790
General and administrative	118,586	100,763
Depreciation and amortization	8,419	6,870
Interest	6,405	3,270
TOTAL EXPENSES	704,699	608,782
Gain on disposition of real estate	19,370	9,759
Operating income	16,813	6,473
Interest and other income	3,710	2,073
Income from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	20,523	8,546
Income tax expense	(7,714)	(3,111)

Minority interest, net of income tax (expense) benefit of $155 and ($756)	(256)	1,321
Income from investments in unconsolidated subsidiaries, net of income tax expense of $6,999 and $3,472	11,569	6,064
Income from continuing operations	24,122	12,820

Income from discontinued operations, net of income tax expense of $1,940 and $6,879	3,207	12,014
Income before cumulative effect of a change in accounting principle	27,329	24,834
Cumulative effect of a change in accounting principle, net of income tax expense of $646	1,011	—
Net income	$28,340	$24,834
Basic earnings per share:
Income from continuing operations	$0.70	$0.38
Income from discontinued operations	0.09	0.36
Cumulative effect of a change in accounting principle	0.03	—
Net income	$0.82	$0.74
Basic weighted-average common shares outstanding	34,471,414	33,663,140
Diluted earnings per share:
Income from continuing operations	$0.65	$0.35
Income from discontinued operations	0.09	0.33
Cumulative effect of a change in accounting principle	0.03	—
Net income	$0.77	$0.68
Diluted weighted-average common shares outstanding	36,778,640	36,292,969

See accompanying notes.

TRAMMELL CROW COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	2006	2005
Operating activities:
Cash flows from earnings:
Net Income	$28,340	$24,834
Reconciliation of net income to net cash provided by earnings:
Depreciation and amortization	9,445	7,975
Stock-based compensation expense	6,843	5,030
Cumulative effect of a change in accounting principle	(1,657)	—
Amortization of employment contracts	2,586	2,202
Amortization of contract intangibles	986	1,540
Bad debt expense	507	506
Provision for real estate impairment	425	23
Gain on disposition of real estate held for investment	(124)	(9,866)
Minority interest	1,237	(2,077)
Deferred income tax provision	2,127	2,760
Income from investments in unconsolidated subsidiaries	(18,568)	(9,536)
Distributions of earnings from unconsolidated subsidiaries	5,721	5,325
Net cash provided by earnings	37,868	28,716
Changes in operating assets and liabilities:
Restricted cash	(1,608)	7,140
Accounts receivable	(12,963)	(10,528)
Receivables from affiliates	(538)	(7,450)
Notes receivable and other assets	(37,688)	1,928
Marketable securities	(984)	—
Real estate held for sale and under development	(113,939)	(79,137)
Notes payable on real estate held for sale and under development	72,017	45,421
Accounts payable and accrued expenses	1,915	(10,280)
Payable to affiliates	525	104
Income taxes payable	(12,351)	(16,990)
Other liabilities	7,329	(2,436)
Net cash flows from changes in working capital	(98,285)	(72,228)
Net cash used in operating activities	(60,417)	(43,512)
Investing activities:
Expenditures for furniture and equipment	(6,909)	(7,262)
Proceeds from sales and maturities of marketable securities	6,818	3,673
Payment for purchase of marketable securities	(6,995)	(21,889)
Additions to real estate held for investment	(34,841)	(32,256)
Net proceeds from disposition of real estate held for investment	532	32,777
Investments in unconsolidated subsidiaries	(21,158)	(102,494)
Distributions from unconsolidated subsidiaries	5,017	10,129
Net cash used in investing activities	(57,536)	(117,322)
Financing activities:
Principal payments on long-term debt and capital lease obligations	(186,709)	(116,376)
Proceeds from long-term debt	290,520	167,390
Contributions from minority interest	9,511	14,479
Distributions to minority interest	(6,910)	(12,993)
Proceeds from notes payable on real estate held for investment	32,736	32,175
Payments on notes payable on real estate held for investment	(6,916)	(16,046)
Proceeds from exercise of stock options	21,930	9,355
Excess tax benefits from stock-based compensation	4,016	2,274
Proceeds from issuance of common stock	3,499	3,009
Purchase of common stock	(50,120)	(20,050)
Net cash provided by financing activities	111,557	63,217
Net decrease in cash and cash equivalents	(6,396)	(97,617)
Cash and cash equivalents, beginning of period	76,919	163,637
Cash and cash equivalents, end of period	$70,523	$66,020

See accompanying notes.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data)
(Unaudited)

1.   General

The condensed consolidated interim financial statements of Trammell Crow Company and subsidiaries (the “Company”) included herein have been prepared in accordance with the requirements for interim financial statements and do not include all disclosures required under accounting principles generally accepted in the United States (“GAAP”) for complete financial statements. These financial statements should be read in conjunction with the consolidated financial statements included in the Company’s Annual Reports on Form 10-K and Form 10-K/A for the year ended December 31, 2005 as filed with the Securities and Exchange Commission. In the opinion of management, all adjustments and eliminations, consisting only of recurring adjustments, necessary for a fair presentation of the financial statements for the interim periods have been made. Interim results of operations are not necessarily indicative of the results to be expected for the full year.

The Company has experienced and expects to continue to experience quarterly variations in revenues and net income as a result of several factors. The Company’s quarterly revenues tend to increase throughout the year, particularly in the last quarter of the year, because its clients have demonstrated a tendency to close transactions toward the end of the year. The timing and introduction of new contracts, the disposition of investments in real estate assets, the recognition of incentive fees (often in the latter part of the fiscal year as contractual targets are met) and other factors may also cause quarterly fluctuations in the Company’s results of operations.

Reclassifications

In accordance with Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“FAS 144”), certain revenues and expenses for the six months ended June 30, 2006, and the three and nine months ended September 30, 2005, were reclassified to conform to the presentation for the three months ended September 30, 2006 (see Note 11). As a result, certain balances differ from the amounts reported in previously filed documents. Also, the Company has reclassified gains on disposition of real estate from revenue to a separate component of operating income. Therefore, the Company’s total revenues of previous periods differ from previously filed documents. This reclassification had no impact on operating income, net income, earnings per share or stockholders’ equity in any period.

Use of Estimates

The preparation of the financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes using the liability method. Deferred income taxes result from temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for federal and state income tax purposes and are measured using the enacted tax rates and laws that are expected to be in effect when the differences reverse.

Earnings Per Share

The weighted-average common shares outstanding used to calculate diluted earnings per share reflect the dilutive effect of common stock equivalents, including unvested restricted stock and options to purchase shares of common stock. Diluted weighted-average common shares outstanding included the following:

	For the Nine Months Ended September 30,
	2006	2005
Basic weighted-average common shares outstanding	34,471,414	33,663,140
Diluted effect of common stock equivalents	2,307,226	2,629,829
Diluted weighted-average common shares outstanding	36,778,640	36,292,969

Non-Controlling Interests in Consolidated Limited Life Subsidiaries

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity  (“FAS 150”). Certain provisions of FAS 150 would have required the Company to classify non-controlling interests in consolidated limited life subsidiaries as liabilities adjusted to their settlement values in the Company’s consolidated financial statements. In November 2003, the FASB indefinitely deferred application of the measurement and recognition provisions (but not the disclosure requirements) of FAS 150 with respect to these non-controlling interests. As of September 30, 2006, the estimated settlement value of non-controlling interests in the Company’s consolidated limited life subsidiaries was $4,483, as compared to book value (included in minority interest on the Company’s consolidated balance sheet) of $4,663.

Effect of Adopting New Accounting Pronouncements

Consolidation

In June 2005, the FASB ratified the consensus of the Emerging Issues Task Force (“EITF”) 04-5, Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights  (“EITF 04-5”), which states that the general partner in a limited partnership is presumed to control that limited partnership. That presumption may be overcome if the limited partners have either (1) the substantive ability-either by a single limited partner or through a simple majority vote-to dissolve (liquidate) the limited partnership or otherwise remove the general partner without cause or (2) substantive participating rights. Substantive participating rights provide the limited partners with the ability to effectively participate in significant decisions that would be expected to be made in the ordinary course of the limited partnership’s business and thereby preclude the general partner from exercising unilateral control over the partnership.

The effective date for applying the guidance in EITF 04-5 to the Company’s general partner interests was June 29, 2005, for all new limited partnerships or limited partnerships amended after that date, and January 1, 2006, for all other limited partnerships. In the first quarter of 2006, the Company completed its evaluation of the impact of EITF 04-5 for all of its general partner interests existing prior to June 29, 2005. As a result of this evaluation, the Company consolidated two real estate partnerships that had previously been accounted for using the equity method. These consolidations as of January 1, 2006 did not impact net income, net income per share or stockholders’ equity, but did result in the following non-cash changes to the Company’s consolidated balance sheet:

ASSETS
Real Estate	$4,551
Investments in unconsolidated subsidiaries	(1,102)
Other current assets	90
Other assets	9
Net non-cash change in assets	$3,548
LIABILITIES
Notes payable on real estate	$2,040
Accrued expenses	118
Other current liabilities	14
Net non-cash change in liabilties	2,172
Minority interest	1,721
Cash from consolidation of previously unconsolidated entities	$345

Stock-Based Compensation

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment  (“FAS 123R”), which is a revision of Statement of Financial Accounting Standards No. 123,  Accounting for Stock-Based Compensation  (“FAS 123”). Generally, the approach in FAS 123R is similar to the approach described in FAS 123. However, FAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative.

Prior to adoption of FAS 123R, the Company elected to use the intrinsic method under Accounting Principles Board Opinion No. 25,  Accounting for Stock Issued to Employees  (“APB 25”), to account for its stock-based compensation arrangements (see Note 9 for further discussion on the Company’s stock-based compensation plans). Compensation expense for stock options was recognized to the extent the market price of the underlying stock on the date of grant exceeded the exercise price of the option. The Company recognized compensation expense related to restricted stock grants over the vesting period of the underlying grant in an amount equal to the fair market value of the Company’s stock on the date of grant. No compensation expense was recognized related to the difference between the employee’s cost and the market value of stock purchased under the Company’s employee stock purchase plan.

The Company adopted FAS 123R effective January 1, 2006 using the modified-prospective transition method, and results for prior periods were not adjusted. Under this method, the Company recognizes compensation cost for both unvested stock-based awards outstanding at January 1, 2006 (based on the grant-date fair value determined in accordance with FAS 123) and stock-based awards made subsequent to January 1, 2006 (based on the grant-date fair value determined in accordance with FAS 123R). For awards with pro rata vesting, the Company recognizes compensation expense using the accelerated expense attribution method described in FASB Interpretation No. 28,  Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans .

FAS 123R also requires the Company to estimate forfeitures of stock-based awards upon grant and to reevaluate this estimate during the requisite service period. Prior to the adoption of FAS 123R, the Company’s policy had been to reverse expense related to forfeitures of restricted stock as they occurred. Upon adoption, the Company recorded a cumulative effect of a change in accounting principle of $1,657, less income taxes of $646, which represented a reversal of expense taken for those shares of unvested restricted stock granted prior to adoption that the Company estimates will be forfeited before vesting. All other impacts of adopting FAS 123R to the Company’s consolidated statement of income and net income per share were not material.

FAS 123R also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as previously required. This requirement reduces net operating cash flows and increases net financing cash flows. The amount of financing cash flows recognized for such excess tax deductions related to the exercise of stock options and vesting of restricted stock was $4,016 and $2,274 for the nine months ended September 30, 2006 and 2005, respectively.

Pro forma information regarding net income and net income per share for the nine months ended September 30, 2005, shown in the table below, was determined as if the Company had applied the fair value recognition provisions of FAS 123 prior to January 1, 2006.

For the Nine Months Ended September 30, 2005
Net income, as reported	$24,834
Add: Stock-based employee compensation expense included in net income, net of related tax effects	3,198
Deduct: Stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	4,387
Pro forma net income	$23,645
Net income per share:
Basic—as reported	$0.74
Basic—pro forma	$0.70
Net income per share:
Diluted—as reported	$0.68
Diluted—pro forma	$0.65

The Company typically issues shares related to stock-based compensation plans from its treasury. In February 2006, the Company received authorization from its Board of Directors to repurchase up to $50,000 of its common stock from time to time in open market purchases or privately negotiated transactions. In June 2006, the Company completed its $50,000 share repurchase program. A total of 1,487,500 shares were repurchased at an average price of $33.61 per share.

Income Taxes

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in the Company’s consolidated financial statements in accordance with FASB Statement No. 109,  Accounting for Income Taxes  (“FAS 109”). FIN 48 prescribes a recognition threshold and measurement attribute for the financial recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 creates a two-step process in evaluating a tax position. The first step, recognition, requires the Company to determine whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation, based on the technical merits of the position. The second step, measurement, states that a tax position that meets the more likely than not recognition threshold should be measured to determine the amount of benefit to be recognized in the Company’s consolidated financial statements with the tax position measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement.

Upon initial adoption, all tax positions should be reviewed and only positions that meet the “more-likely-than-not” recognition threshold may be recognized or continue to be recognized. The cumulative effect of applying FIN 48 shall be reported as an adjustment to the opening balance of retained earnings (or other appropriate components of equity or net assets). The amount of the cumulative adjustment is the difference between the net assets and liabilities recognized prior to the adoption of FIN 48 and the net assets and liabilities recognized as a result of applying FIN 48. FIN 48 is effective for fiscal years beginning after December 15,

2006. The Company has not yet determined the impact of FIN 48 on its consolidated financial statements.

2.   Variable Interest Entities

In June 2006, the Company was involved in the formation of a limited partnership established to acquire land and develop residential and retail projects. The limited partnership, through its two wholly-owned subsidiaries, acquired land and obtained a loan to finance the entire project. No equity was contributed by the owners of the entity. The entity’s note payable balance of $40,189 is non-recourse to the Company and is collateralized by the underlying real estate. The Company and other partners of the limited partnership may be required to make equity contributions to the entity to fund certain cost overruns and upgrades to project plans from the original project budget agreed to by the partners. Based upon the Company’s evaluation, this entity is a variable interest entity (“VIE”) under FASB Interpretation No. 46 (revised December 2003),  Consolidation of Variable Interest Entities  (“FIN 46R”). However, based upon its evaluation, the Company is not the primary beneficiary of the entity. As of September 30, 2006, the Company cannot estimate its maximum exposure to loss, but believes that its exposure to loss under this arrangement is not material.

The Company sponsored the formation of a legal entity to act primarily as an agent of the Company to enter into policies with insurance carriers. The policies are for various types of insurance, including general liability, workers’ compensation and automotive. The entity is wholly-owned by an employee of the Company who holds the appropriate local insurance agent’s licenses required to issue these insurance policies on behalf of the insurance carriers. The entity collects premiums and remits them to the insurance carriers. In exchange, the entity receives commissions from the insurance carriers and remits a portion of the commission revenue to the Company (determined at the Company’s full discretion) in accordance with a facilities and services agreement. Based upon the Company’s evaluation, the entity is a VIE with the Company being the primary beneficiary. As such, the VIE has been consolidated into the Company’s financial statements. As of September 30, 2006, the Company had $2,740 recorded in restricted cash and $298 recorded in marketable securities (non-current) that are held by the VIE and serve as collateral for the VIE’s obligations to the insurance carriers.

In 2005, the Company restructured a consolidated entity established to develop an office building by admitting a majority interest partner. Based upon its evaluation at this reconsideration event, the Company consolidated this entity as the primary beneficiary of a VIE. The entity’s note payable balance of $40,738 at September 30, 2006, is non-recourse to the Company and is collateralized by the underlying real estate project.

In 2005, the Company obtained $110,000 of tax credits through a program enacted by the Community Renewal Tax Relief Act of 2000. This program creates tax credits for equity investments in Community Development Entities (“CDEs”). The CDEs make qualified loans or equity investments to Qualified Active Low-Income Community Businesses. Also in 2005, the Company obtained 0% to 0.01% managing interests in various CDEs established to make these loans and investments. The CDEs’ equity used to fund the loans and investments was contributed by its 99.98% to 100% third-party investor members or through loans from qualified lenders. Through September 30, 2006, the CDEs have made qualified loans totaling approximately $75,870 and qualified equity investments of $4,951. The Company has determined that each of these CDEs is a VIE. However, based upon its evaluation, the Company is not the primary beneficiary of the entities. The Company believes that its maximum exposure to loss as a result of its involvement with these VIEs is not material. Additionally, in 2005, the Company obtained a 49% membership interest in a related entity that acts as the administrative member performing loan servicing and tax matters for the CDEs. Based upon the Company’s evaluation, this entity is also a VIE since the entity’s equity was funded from up-front fees received from the CDEs. However, based upon its evaluation, the Company is not the primary beneficiary of the entity. The Company believes that its maximum exposure to loss as a result of its involvement with this VIE is not material.

In 2004, the Company issued a budget guaranty relating to a development project. Under the budget guaranty, the Company is responsible for all costs in excess of an approved budget of approximately $35,700 at September 30, 2006. The Company was involved in the design of the underlying entity and has determined that its budget guaranty represents a variable interest in a VIE for which the Company is not the primary beneficiary. The Company cannot estimate its actual maximum exposure to loss as a result of its involvement with this VIE because the budget guaranty is unlimited. However, based on the Company’s experience of minimal payments under similar arrangements and the existence of a guaranteed maximum price contract between the general contractor and the owner of the project that mitigates the Company’s risk, the Company believes that its exposure to loss is not material.

The Company is part of a co-lender group with an independent third party that issued a mezzanine loan to the owner of two office buildings. In 2000, the Company provided $567 of the total $5,667 mezzanine loan. At that time, another independent third-party lender provided the senior financing of $19,100 to the owner. The Company also provides building management and leasing services for the buildings under a long-term contract at market rates for such services. The mezzanine loan arrangement is considered to be a variable interest in the entity that owns the property, which the Company believes is a VIE. However, based upon the Company’s evaluation, the Company is not the primary beneficiary of the entity, and, therefore, the Company has not consolidated the VIE. The VIE sold one of its buildings in 2004 and paid a portion of the Company’s note receivable at that time. The Company’s maximum exposure to loss as a result of its involvement with this VIE is limited to its outstanding note balance of $430 as of September 30, 2006.

3.   Real Estate

Certain real estate assets owned by the Company secure the outstanding balances of underlying mortgage or construction loans. All real estate is included in the Company’s Development and Investment segment (see Note 14). Real estate owned by the Company consisted of the following:

	September 30, 2006
Real estate under development (current)	$98,684
Real estate included in assets held for sale (see Note 8)	141,420
Real estate under development (non-current)	162,640
Real estate held for investment(1)	116,208
	$518,952	(2)

(1)               Net of accumulated depreciation of $4,312 at September 30, 2006.

(2)               Includes balances for lease intangibles and tenant origination costs of $(277) and $2,932 at September 30, 2006. The Company records lease intangibles and tenant origination costs upon acquiring buildings with in-place leases. The balances are shown net of amortization (recorded as an increase to or a reduction of rental income for lease intangibles and as amortization expense for tenant origination costs).

In 2003, the Company sold a parcel of land for $1,750 of which $1,125 of the consideration received was in the form of an interest-bearing note from the buyer. The Company retained a unilateral right to repurchase the property at any time through 2006, in addition to maintaining the right to approve any plans for development on the property. During the third quarter of 2006, the Company decided not to exercise its option to repurchase the property and recorded the transaction as a sale resulting in a gain on the transaction of $322.

In the second quarter of 2006, the Company consolidated an operating real estate project that had previously been accounted for under the equity method. The Company is the general partner of the partnership. The Company reassessed the accounting treatment of the entity as required under EITF 04-5 and determined that the limited partners lacked the substantive participating rights necessary to overcome the presumption of control by the general partner. As a result of this consolidation, the Company recorded the following non-cash changes in its consolidated balance sheet:

ASSETS
Accounts receivable	$21
Real estate	7,401
Investments in unconsolidated subsidiaries	(88)
Other current assets	457
Other assets	—
Net non-cash change in assets	$7,791
LIABILITIES
Notes payable	$5,626
Accrued expenses	126
Other current liabilities	39
Net non-cash change in liabilities	5,791
Minority interest	2,057
Cash from consolidation of previously unconsolidated entities	$57

4.   Investments in Unconsolidated Subsidiaries

Investments in unconsolidated subsidiaries consisted of the following:

September 30, 2006
Real estate	$63,539
Other	143,691
$207,230

In April 2005, the Company exercised its option to acquire additional shares of Savills plc (“Savills”), a property services firm headquartered in the United Kingdom and a leading provider of real estate services in Europe, Asia-Pacific and Australia. The exercise of the option resulted in the issuance of 10,486,458 shares by Savills at a price of 350.64 pence per share, for a total cost of £36,770 ($70,392). The exercise price represented a 20% premium to the average mid-market closing price of the shares in trading on the London Stock Exchange for the five trading days preceding the exercise of the option. Preceding its exercise of the option, also in April 2005, the Company acquired 3,355,940 of Savills’ Ordinary Shares in open market purchases at an average price of 325.00 pence per share, having the effect of reducing the number of shares purchasable under the option. The option exercise and the market purchase together increased the Company’s ownership stake to approximately 19.6% of Savills’ Ordinary Shares then outstanding. The aggregate cost of the market purchases and the shares issued upon exercise of the option was $91,272. The purchases were funded by borrowings under the Company’s line of credit. The investment is classified as an “other” investment in the table above. The number of shares and per share prices related to Savills have been adjusted for Savills’ two-for-one stock split in May 2006.

Of the total Savills’ purchase price, approximately $3,251 has been allocated to the value of customer relationships, property and facilities management contracts and backlog. These allocated amounts are being amortized over periods up to ten years from the date the Company purchased the shares. The estimated difference between the carrying value of the investment and the amount of underlying equity in net assets of $67,371 will be evaluated for impairment as part of the investment as a whole when evidence of a loss in value occurs.

The summarized financial information below does not include the results of Savills because Savills qualifies as a foreign private issuer. Summarized operating results for other unconsolidated subsidiaries accounted for on the equity method were as follows:

	For the Nine Months Ended September 30,
	2006	2005
Total revenues	$100,318	$69,806
Total expenses	86,221	61,306
Net income	$14,097	$8,500

5.   Accrued Expenses

Accrued expenses consisted of the following:

September 30, 2006
Payroll and bonuses	$52,185
Commissions	26,076
Development costs	37,980
Deferred income	16,788
Interest	543
Insurance	2,648
Restructuring charges	1,318
Other	15,739
153,277
Less: Accrued expenses included in liabilities related to real estate and other assets held for sale (see Note 8)	6,136
$147,141

6.   Long-Term Debt

Long-term debt consisted of the following:

September 30, 2006
Borrowings under $175,000 line of credit with a bank (the “Credit Facility”)	$140,100
Borrowings under £1,100 short-term borrowing facility with a bank (the “European Facility”)	—
Other	47
Total long-term debt	140,147
Less: Current portion of long-term debt	21
$140,126

The interest rate for borrowings under the Credit Facility was 7.3% at September 30, 2006.

The Company is subject to various covenants associated with the Credit Facility, such as maintenance of minimum net worth and liquidity and certain key financial data. There are also certain restrictions on investments and acquisitions that can be made by the Company. In addition, the Company may not pay dividends or make other distributions on account of its common stock exceeding 50% of the previous year’s net income before depreciation and amortization. In February 2006, the Company amended its Credit Facility to allow for additional repurchases or other distributions on account of its common stock in an amount up to $100,000 through December 31, 2006 and to reduce the minimum required net worth covenant. At September 30, 2006, the Company was in compliance with all covenants of the Credit Facility.

The covenants associated with the Credit Facility and the amount of the Company’s other borrowings and contingent liabilities may have the effect of limiting the credit available to the Company under the Credit Facility to an amount less than the $175,000 commitment. At September 30, 2006, the Company had unused borrowing capacity of $29,892 (taking into account borrowings and letters of credit outstanding) under its Credit Facility.

7.   Notes Payable on Real Estate

The Company had loans (the majority of which were construction loans) secured by real estate, which consisted of the following:

September 30, 2006
Current portion of notes payable on real estate	$134,418
Notes payable on real estate included in liabilities related to real estate and other assets held for sale (see Note 8)	114,140
Total notes payable on real estate, current portion	248,558
Notes payable on real estate, non-current portion	115,857
Total notes payable on real estate	$364,415

At September 30, 2006, $17,937 of the current portion and $6,308 of the non-current portion of notes payable on real estate are recourse to the Company (beyond being recourse to the single-purpose entity that held the real estate asset and was the obligor on the note payable).

The Company has a participating mortgage loan obligation related to a real estate project. The participating mortgage loan is subordinate to a construction loan on the underlying project. The mortgage lender participates in net operating cash flow of the mortgaged real estate project, if any, and capital proceeds, net of related expenses, upon the sale of the project, after payment of amounts due under the construction loan. The lender receives 6% fixed interest on the outstanding balance of its note, compounded monthly, and participates in 35% to 80% of proceeds remaining after the construction loan is paid, based on reaching various internal rates of return. The amount of the participating liability was $13,729 at September 30, 2006. The related debt discount was fully amortized at September 30, 2006. During the nine months ended September 30, 2006 and 2005, the Company amortized $2,754 and $4,243, respectively, of the debt discount, which has been capitalized to real estate.

8.   Real Estate and Other Assets Held for Sale and Related Liabilities

  Real estate and other assets held for sale include completed real estate projects or land for sale in their present condition that have met all of the “held for sale” criteria of FAS 144 and other assets directly related to such projects. Liabilities related to real estate and other assets held for sale have been included as a single line item in the Company’s consolidated balance sheet.

Real estate and other assets held for sale and related liabilities were as follows:

September 30, 2006
Assets:
Notes and other receivables	$—
Real estate held for sale (see Note 3)	141,420
Other current assets	2,078
Other assets	673
Total real estate and other assets held for sale	144,171
Liabilities:
Accrued expenses (see Note 5)	6,136
Notes payable on real estate held for sale (see Note 7)	114,140
Other current liabilities	137
Other liabilities	42
Total liabilities related to real estate and other assets held for sale	120,455
Net real estate and other assets held for sale	$23,716

9.   Stock-Based Compensation

The Company has two share-based compensation plans and an employee stock purchase plan, which are described below. For the nine months ended September 30, 2006 and 2005, the Company recognized total stock-based compensation expense of $6,843 and $5,030, with a related income tax benefit realized of $2,689 and $1,832, respectively.  The Company typically issues shares related to stock-based compensation plans from its treasury.

Under the Trammell Crow Company 1997 Option Plan (the “Assumed Option Plan”), the Company issued options to purchase 2,423,769 shares of the Company’s common stock at an exercise price of $3.85 per share. All options available under the Assumed Option Plan were granted on August 1, 1997. The options vested at the closing of the Company’s initial public offering on December 1, 1997, and became exercisable 30 days after that date. The options expire ten years from the date of grant and are not contingent on continued employment with the Company.  At September 30, 2006, common shares reserved for future issuance under the Assumed Option Plan totaled 204,392.

The Trammell Crow Long-Term Incentive Plan (the “Long-Term Plan”) provides for the issuance of up to 8,634,878 shares of common stock. Options to acquire shares of common stock granted by the Company under the Long-Term Plan have exercise prices equal to the fair market value of the common stock on the date of grant and expire seven to ten years from the date of grant.

Except for options granted to members of the Board of Directors and options granted in connection with acquisitions of real estate service companies, options vest over periods ranging from three to five years, and generally have partial vesting on anniversaries of the grant date. The Company has not granted any options since 2003.

The Long-Term Plan also provides for the awards of Stock Appreciation Rights, Restricted Stock and Performance Units. The Restricted Stock that has been issued under this plan vests over periods of up to five years from the date of grant. No Stock Appreciation Rights have been granted by the Company as of September 30, 2006. As of September 30, 2006, the Company had outstanding Performance Units representing the right to receive, at the election of the grantee, an aggregate of up to 34,424 shares of the Company’s common stock or cash in the amount equal to the fair market value of such shares of common stock on the distribution date or dates.

At September 30, 2006, common shares reserved for future issuance under the Long-Term Plan totaled 3,811,518 shares, of which 553,270 common shares were available for future awards.

The Company has also established the Trammell Crow Company Employee Stock Purchase Plan (the “ESPP”). Employees may elect to have bi-weekly payroll deductions of 1% to 10% of gross earnings, which is used to purchase, on a semi-annual basis, stock of the Company at a 15% discount from market value, which is established on the date of issuance. The ESPP is available to all employees and requires a twelve-month holding period for stock purchased under the plan. The Company has reserved 3,000,000 shares of common stock for issuance under the ESPP, of which 803,187 had been issued through September 30, 2006. For the nine months ended September 30, 2006, activity related to the ESPP plan was not material.

The Company’s stock option activity for the nine months ended September 30, 2006, was as follows:

	Exercise Price of $3.85 (below market price at grant date)	Exercise price of $9.74 to $14.50 (at market price at grant date)	Exercise price of $14.51 to $22.75 (at market price at grant date)	Exercise price of $22.76 to $36.00 (at market price at grant date)	Total
Options outstanding:
December 31, 2005	412,255	2,740,586	1,588,380	144,621	4,885,842
Granted	—	—	—	—	—
Exercised	(180,532)	(674,243)	(477,896)	(34,950)	(1,367,621)
Forfeited	(27,331)	(8,313)	(5,319)	(7,118)	(48,081)
September 30, 2006	204,392	2,058,030	1,105,165	102,553	3,470,140
Weighted-average exercise price of options:
Granted	$—	$—	$—	$—
Exercised	$3.85	$11.57	$17.64	$29.54
Forfeited	$3.85	$12.65	$17.61	$31.65
Outstanding at September 30, 2006	$3.85	$11.87	$17.76	$28.87
Weighted-average fair value of options granted	—	—	—	—
Weighted-average remaining contractual life	0.8 years	2.7 years	2.0 years	1.5 years
Options exercisable:
Number of options	204,392	2,041,780	1,105,165	102,553	3,453,890
Weighted-average exercise price	$3.85	$11.89	$17.76	$28.87

As of September 30, 2006, the aggregate intrinsic value of stock options outstanding was $74,245. The aggregate intrinsic value of exercisable stock options as of September 30, 2006 was $73,832. During the nine months ended September 30, 2006, the total intrinsic value of options exercised was $30,487. The amount of the tax benefit realized related to those exercises for the same period was $4,445.

The Company’s restricted stock activity for the nine months ended September 30, 2006, was as follows:

	Shares	Weighted-average grant-date fair value per share
Restricted Stock:
December 31, 2005	1,857,151	$13.61
Granted	383,984	35.45
Vested	(365,987)	10.59
Forfeited	(139,621)	11.08
September 30, 2006	1,735,527	$19.28

As of September 30, 2006, the total compensation cost related to unvested restricted stock awards not yet recognized was $16,780, net of expected forfeitures, and the weighted-average period over which these awards are expected to be recognized was 2.6 years. The total fair value of restricted stock that vested during the nine months ended September 30, 2006 was $17,074.

10.   Deferred Compensation Plan

Effective January 1, 2006, the Company established a non-qualified deferred compensation plan for certain key employees of the Company through a Rabbi Trust. A portion of the eligible employees’ compensation can be directed into the plan. In accordance with EITF 97-14,  Accounting for Deferred Compensation Arrangements Where Amounts Are Held in a Rabbi Trust and Invested , assets of the Rabbi Trust are consolidated by the Company. The Company has elected to account for the investments as trading securities, in accordance with Statement of Financial Accounting Standards No. 115,  Accounting for Certain Investments in Debt and Equity Securities.  As a result, investments are marked to market through the statement of income, with an offsetting increase in the deferred compensation liability. No investments in the Rabbi Trust can consist of the Company’s stock. The investments are included in current marketable securities and a deferred compensation liability is included in other current liabilities on the Company’s consolidated balance sheet.

The investment balance and the deferred compensation liability were both $984 at September 30, 2006.

11.   Gain on Disposition of Real Estate and Discontinued Operations

Real estate dispositions, excluding those accounted for as discontinued operations, were as follows:

	For the Nine Months Ended September 30,
	2006	2005
Projects sold	9	4
Net sale price	$96,420	$14,962
Gain on sale	$19,370	$9,759

The Company’s income from discontinued operations consists of the operations and gains on disposition of real estate projects held for sale or sold subsequent to the adoption of FAS 144, effective January 1, 2002, that are considered “components of an entity” as defined by FAS 144 and for which the Company does not have or expect to have any significant involvement in the operations of the project after the disposal. As required by FAS 144, certain revenues and expenses for the six months ended June 30, 2006, and the three and nine months ended September 30, 2005, have been reclassified to conform to the presentation for the three months ended September 30, 2006.

Real estate dispositions accounted for as discontinued operations were as follows:

	For the Nine Months Ended September 30,
	2006	2005
Projects sold	5	13
Net sale price	$35,831	$80,315
Gain on sale	$7,231	$22,005

The components of discontinued operations were as follows:

	For the Nine Months Ended September 30,
	2006	2005
Revenues:
Development and construction	$3,129	$5,425
Total Revenues	3,129	5,425
Costs and Expenses:
Salaries, wages, and benefits	233	419
Commissions	395	350
General and administrative	1,999	4,297
Depreciation and amortization	1,026	1,105
Interest	1,159	2,402
Total Expenses	4,812	8,573
Gain on disposition of real estate	7,231	22,005
Operating income	5,548	18,857
Interest and other income	425	36
Income from discontinued operations, before income taxes	5,973	18,893
Income tax expense	(1,940)	(6,879)
Minority interest	(826)	—
Income from discontinued operations, net of income taxes	$3,207	$12,014

12.   Financial Instruments

The Company’s participation in derivative transactions has been limited to risk management purposes. Derivative instruments are not held or issued for trading purposes. From time to time, the Company enters into interest rate cap agreements in order to limit its interest expense on the Credit Facility, mortgages on assets acquired for investment purposes or on certain construction loans related to consolidated real estate projects. These interest rate cap agreements are not designated as effective hedges and therefore are marked to market each period with the change in fair market value recognized in current period earnings.

In the first nine months of 2005, the Company had an agreement with a notional amount of $7,686 and the Company was to receive payments if the 30-day LIBOR-based floating interest rate exceeded 3.5%. This agreement terminated prior to 2006. The amounts recorded in 2005 related to these agreements were not material. In addition, at September 30, 2006, the Company held two such agreements with notional amounts of $25,650 and $18,500 and under both agreements, the Company receives payments if the 30-day LIBOR-based floating interest rate exceeds 5.5%. These agreements expire on January 2, 2008 and April 1, 2009, respectively. Through September 30, 2006, amounts recorded related to these interest rate cap agreements were not material.

Accounts receivable, accounts payable and accrued expenses and other liabilities are carried at amounts that reasonably approximate their fair values. The current values of the Company’s long-term debt and notes payable on real estate reasonably approximate their fair values based on the Company’s incremental borrowing rates for similar types of borrowing arrangements.

13.   Commitments and Contingencies

The Company has guaranteed repayment of a maximum of $7,138 of real estate notes payable of its unconsolidated subsidiaries, of which $7,108 was outstanding at September 30, 2006. These notes are secured by the underlying real estate projects and have maturity dates through December 2009.

In 2004, the Company issued a debt repayment guaranty of an unconsolidated subsidiary in conjunction with a $30,000 loan agreement. As part of this loan agreement, the Company issued a repayment guaranty of up to 50% of the loan balance plus any accrued and unpaid interest. In accordance with the terms of the guaranty, at such time as the principal balance has been reduced to $15,000 or less and a target loan-to-value ratio has been reached, the Company’s guaranty is reduced to 25% of the loan balance. In exchange for the guaranty, the Company receives a priority return with respect to its capital contribution based on the outstanding amount of principal on the loan. The Company estimates that its likely exposure under the guaranty is not material and has determined that the present value of the priority return is the best estimate of the fair value of the guaranty under FASB Interpretation No. 45,  Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Direct Guarantees of Indebtedness of Others  (“FIN 45”). The Company initially recorded a liability offset by an increase in its investment in unconsolidated subsidiary balance of $1,886. The underlying note was paid down to $15,000 in the second quarter of 2005, resulting in a decrease in the Company’s guaranty. As a result, the Company decreased the liability balance, with a corresponding decrease to the investment balance. The liability balance was $472 at September 30, 2006.

In 2004, the Company also issued a $1,000 debt repayment guaranty on a $10,185 construction loan in order to obtain a development fee contract and allow a third-party owner to obtain financing for a construction project. The guaranty expires upon project completion and achievement of a specified leasing target. The third-party owner has agreed to transfer a separate parcel of land to the Company, should the Company be required to perform under the guaranty. The loan matures in November 2009. The Company estimates that its likely exposure under the guaranty is not material and has recorded the fair value of the guaranty in an amount equivalent to the consideration received, or $102.

The Company issued several other debt repayment guarantees of unconsolidated subsidiaries that are subject to the provisions of FIN 45. The Company estimates that its likely exposure under these guarantees is not material. On this basis, the Company estimates that the fair value of these guarantees is equivalent to the amount necessary to secure the guarantees using letters of credit from a bank, and the aggregate amount is nominal.

At September 30, 2006, the Company had outstanding letters of credit totaling $19,697, including $2,255 and $12,434 of which collateralize amounts recorded in accrued expenses and other liabilities, respectively. The letters of credit expire at varying dates through August 2008.

In addition, at September 30, 2006, the Company had numerous completion and budget guarantees relating to development projects. These guarantees are made with third-party owners in the normal course of business. Each of these guarantees requires the Company to complete construction of the relevant project within a specified time frame and/or within a specified budget, with the Company potentially being liable for costs to complete in excess of such budget. However, the Company generally has “guaranteed maximum price” contracts with reputable general contractors with respect to projects for which the Company provides these guarantees. These contracts are intended to pass the budget risk to such contractors. Management does not expect to incur any material losses under these guarantees.

The Company owns several real estate buildings that contain asbestos. The Company plans to demolish one of these buildings and has recorded a conditional asset retirement obligation of $3,000, in accordance with FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations  (“FIN 47”). With respect to these other buildings, the Company has not recorded any related asset retirement obligation, as the fair value of the liability cannot be reasonably estimated, due to uncertainties in the timing and manner of settlement of the obligations.

From time to time, the Company acts as a general contractor with respect to construction projects. The Company does not consider these activities to be a material part of its business. In connection with these activities, the Company seeks to subcontract construction work for certain projects to reputable subcontractors. Should construction defects arise related to the underlying projects, the Company could potentially be liable to the client for the costs to repair such defects, but the Company would generally look to the subcontractor that performed the work to remedy the defect. Management does not expect to incur material losses with respect to construction defects.

As of September 30, 2006, the Company had made non-refundable earnest money deposits totaling  $2,438 in conjunction with contracts to acquire approximately $145,418 of real estate from other entities.

From time to time, the Company is involved in litigation matters that arise in the ordinary course of its business, some of which involve claims for damages that are substantial in amount. The ultimate liability for these matters cannot be determined. However, based on the information currently available, the Company does not believe that the resolution of any such matters to which it is currently a party will have a material adverse effect on the Company’s results of operations, financial condition or liquidity.

14.   Segment Information

Description of Services by Segment

The Global Services segment includes property and facilities management, brokerage and corporate advisory, and project and construction management services delivered to both user and investor clients. The Development and Investment segment includes development activities performed on behalf of investor and user clients on a fee basis, as well as development and investment activities pursuant to which the Company takes an ownership position. The Development and Investment segment results also include activities related to the Company’s operating real estate projects prior to disposition.

Measurement of Segment Profit or Loss and Segment Assets

The Company evaluates performance and allocates resources between its two reportable segments based on income before income taxes. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

Factors Management Used to Identify the Company’s Reportable Segments

The Company’s reportable segments are defined by the nature of the service provided and activities conducted. Because development services require specialized knowledge, the Company’s organizational structure allows the group of individuals with specialized knowledge and experience in development activities to perform these services with greater focus through the Company’s Development and Investment segment. The organizational structure of the Global Services segment allows the Company to leverage resources in specific geographic areas, as non-development services provided to user and investor clients often require similar expertise.

During the nine months ended September 30, 2006 and 2005, approximately 95% and 96%, respectively, of the Company’s revenues were from clients located in the United States. For the nine months ended September 30, 2006, one individual client accounted for $81,357 (12%) of the Company’s consolidated revenues. For the nine months ended September 30, 2005, the same client accounted for $77,840 (13%) of the Company’s consolidated revenues. Revenues from this client are included primarily in the Company’s Global Services segment.

Summarized financial information for reportable segments was as follows:

	For the Nine Months Ended September 30,
	2006	2005
Global Services:
Total revenues	$670,591	$581,328
Costs and expenses	(640,790)	(555,226)
Gain on disposition of real estate	53	1,264
Operating income	29,854	27,366
Interest and other income	2,368	1,590
Income from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	32,222	28,956
Minority interest, before income taxes	442	282
Income from investments in unconsolidated subsidiaries, before income taxes	13,175	5,755
Income from continuing operations, before income taxes	45,839	34,993
Income from discontinued operations, before income taxes	673	565
Income before cumulative effect of a change in accounting principle	46,512	35,558
Cumulative effect of a change in accounting principle, before income taxes	984	—
Income before income taxes	$47,496	$35,558
Development and Investment:
Total revenues	$31,551	$24,168
Costs and expenses	(63,909)	(53,556)
Gain on disposition of real estate	19,317	8,495
Operating income (loss)	(13,041)	(20,893)
Interest and other income	1,342	483
Income (loss) from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	(11,699)	(20,410)
Minority interest, before income taxes	(853)	1,795
Income from investments in unconsolidated subsidiaries, before income taxes	5,393	3,781
Income (loss) from continuing operations, before income taxes	(7,159)	(14,834)
Income from discontinued operations, before income taxes	4,474	18,328
Income (loss) before cumulative effect of a change in accounting principle	(2,685)	3,494
Cumulative effect of a change in accounting principle, before income taxes	673	—
Income before income taxes	$(2,012)	$3,494
Total:
Total revenues	$702,142	$605,496
Costs and expenses	(704,699)	(608,782)
Gain on disposition of real estate	19,370	9,759
Operating income	16,813	6,473
Interest and other income	3,710	2,073
Income from continuing operations before income taxes, minority interest and income from investments in unconsolidated subsidiaries	20,523	8,546
Minority interest, before income taxes	(411)	2,077
Income from investments in unconsolidated subsidiaries, before income taxes	18,568	9,536
Income from continuing operations, before income taxes	38,680	20,159
Income from discontinued operations, before income taxes	5,147	18,893
Income before cumulative effect of a change in accounting principle	43,827	39,052
Cumulative effect of a change in accounting principle, before income taxes	1,657	—
Income before income taxes	$45,484	$39,052

September 30, 2006
Total Assets:
Global Services	$518,878
Development and Investment	657,506
Total consolidated assets	$1,176,384

15.   Supplemental Cash Flow Information

Supplemental cash flow information is summarized below:

	For the Nine Months Ended September 30,
	2006	2005
Non-cash activities:
Issuance of restricted stock, net of forfeitures	5,820	7,045

16.   Subsequent Event

Merger with CB Richard Ellis

On October 31, 2006, the Company announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CB Richard Ellis Group, Inc. (“CB Richard Ellis”) whereby CB Richard Ellis would acquire the Company in a transaction valued at approximately $2.2 billion, including the assumption of corporate debt and transaction and integration costs.  The merger was completed on December 20, 2006.  Under the terms of the Merger Agreement, the Company’s stockholders received $49.51 in cash for each share of the Company’s common stock they held.

The Merger Agreement required the Company to suspend payroll deductions to fund purchases under the ESPP at the end of the payroll period ending November 10, 2006.  Employees were entitled to purchase shares under the ESPP for the final purchase period, but the amounts available to purchase shares were frozen at the amount that had been withheld through November 10, 2006, which became the end of the final purchase period.

withheld through November 10, 2006, which will now be the end of the current purchase period.